Exhibit 99.1

For information contact:

Paul R. Flanders

Chief Financial Officer

(315) 424-0513

FOR IMMEDIATE RELEASE

Carrols Corporation Announces Investor Conference Call

Syracuse, New York (May 12, 2005) - Carrols Corporation announced today that it has scheduled an investor conference call for today, Thursday May 12, 2005 at 1:30pm EST. This call will address Carrols’ announcement on May 2, 2005, that an Event of Default, as defined in Carrols’ Loan Agreement dated as of December 15, 2004 (the “Senior Credit Facility”), occurred under the Senior Credit Facility as a result of the failure by Carrols to furnish, within the time periods required under the Senior Credit Facility, audited annual financial statements for the 2004 fiscal year to the Agent and each lender.

To participate in the conference call, please dial 866-239-0031 at least 10 minutes before the call (or 850-429-0587 for international callers). A replay of the conference call will be available through May 19, by dialing 800-947-6307 (or 402-220-0699 for international callers). The Access Code is 6210 for the replay.

Carrols Corporation is one of the largest restaurant companies in the U.S. currently operating 538 restaurants in 17 states. Carrols is the largest franchisee of Burger King restaurants with 347 Burger Kings located in 13 Northeastern, Midwestern and Southeastern states. It also operates two regional Hispanic restaurant chains that operate or franchise more than 200 restaurants. Carrols owns and operates 127 Taco Cabana restaurants located in Texas, Oklahoma and New Mexico, and franchises eight Taco Cabana restaurants. Carrols also owns and operates 64 Pollo Tropical restaurants in south and central Florida and franchises 25 Pollo Tropical restaurants in Puerto Rico (21 units), Ecuador (3 units) and South Florida.

This report contains certain forward-looking statements that reflect management’s current expectations and are based upon currently available data; however, actual results are subject to future events, risks and uncertainties, which could cause actual results to differ materially from those projected in the forward-looking statements. Investors are referred to the full discussion of risks and uncertainties as contained in Carrols Corporation’s filings with the Securities and Exchange Commission.

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Carrols Corporation • 968 James Street • PO Box 6969 • Syracuse, NY 13217 • Tel: (315) 424-0513 • Fax: (315) 475-9616